U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EVERGREEN SOLAR, INC.

(Name of Registrant as Specified in Its Charter)

(Name Of Person(s) Filing Proxy Statement, if other than Registrant)

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INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS
AUDIT COMMITTEE REPORT
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
PROPOSAL TWO
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANTS
EXPENSES AND SOLICITATION
Appendix A
Appendix B
Appendix C

EVERGREEN SOLAR, INC.

259 Cedar Hill Street
Marlboro, Massachusetts 01752

NOTICE OF ANNUAL MEETING

To be Held on June 15, 2004

To the Stockholders of Evergreen Solar, Inc.:

      Notice is hereby given that the annual meeting of Stockholders (the “Annual Meeting”) of Evergreen Solar, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., local time, on Tuesday, June 15, 2004, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, to consider and act upon the following proposals:

      1.     To elect three directors to Class I of the Company’s board of directors, each to serve for a term of three years or until his or her successor is duly elected and qualified.

      2.     To consider and act upon a proposed amendment to Article Fourth of the Company’s Third Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 70,000,000 to 100,000,000, and to increase the total number of authorized shares of the Company’s capital stock from 97,227,668 to 127,227,668.

      3.     To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

      Only Stockholders of record at the close of business on April 16, 2004 are entitled to notice of and to vote at the Annual Meeting.

      All Stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any Stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

RICHARD G. CHLEBOSKI
Secretary

Marlboro, Massachusetts

May      , 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

EVERGREEN SOLAR, INC.

259 Cedar Hill Street
Marlboro, MA 01752

PROXY STATEMENT

May      , 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Evergreen Solar, Inc., a Delaware corporation for use at the Annual Meeting of Stockholders to be held on Tuesday, June 15, 2004 (the “Annual Meeting”) at 11:00 a.m., local time, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, or at any adjournments or postponements thereof. Our Annual Report to Stockholders for the fiscal year ended December 31, 2003, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about May      , 2004.

Voting at the Annual Meeting; Record Date

      The board of directors has fixed the close of business on April 16, 2004 as the record date (the “Record Date”). Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of the Record Date, an aggregate of 16,086,604 shares of our Common Stock, $.01 par value per share (the “Common Stock”), were issued and outstanding and an aggregate of 21,786,269 shares of our Series A Convertible Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), were issued and outstanding. As of the Record Date, the outstanding shares of Series A Preferred Stock are convertible into an aggregate of 23,841,151 shares of our Common Stock. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. The holders of Series A Preferred Stock are entitled to cast that number of votes as is equal to (x) the number of votes that such holder would be entitled to cast had such holder elected to convert its shares of Series A Preferred Stock into shares of Common Stock on the Record Date in accordance with the terms of the Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, multiplied by (y) 0.74147. As of the Record Date, the holders of the outstanding shares of Series A Preferred Stock are entitled to cast an aggregate of 17,677,498 votes in respect of such shares. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of this proxy statement, above, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Evergreen Solar, Inc., 259 Cedar Hill Street, Marlboro, MA 01752, Attention: Richard G. Chleboski, at or before the taking of the vote at the Annual Meeting.

Quorum and Votes Required

      The representation in person or by proxy of at least a majority of the outstanding shares of our capital stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from the nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Votes Required for Proposal One

      In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors.

Votes Required for Proposal Two

      The affirmative vote of a majority of the outstanding shares of our Common Stock voting as a separate class and a majority of the outstanding shares of our Common Stock and Preferred Stock voting together as a single class is required to approve the proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 70,000,000 to 100,000,000 and to increase the total number of authorized shares of our capital stock from 97,227,668 to 127,227,668.

      On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by our transfer agent tabulates the votes received from holders of shares of our Common Stock. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      The persons named as attorneys-in-fact in the proxies, Richard M. Feldt and Richard G. Chleboski, were selected by the board of directors and are executive officers of Evergreen. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the board of directors by writing that nominee’s name in the space provided on the proxy. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

      The board of directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our Common Stock and our Preferred Stock as of the Record Date by: (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock or more than 5% of the outstanding shares of Series A Preferred Stock; (ii) each of our directors or nominees for director; (iii) each of our executive officers named in the Summary Compensation Table on page 18; and (iv) all of our current directors, nominees for director and executive officers as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Evergreen Solar, Inc., 259 Cedar Hill Street, Marlboro, MA 01752.

			Percentage of
			Shares of
	Number of Shares	Percentage of	Series A
	Beneficially	Shares of	Preferred
Name and Address of Beneficial Owner	Owned(1)	Common Stock(2)	Stock(3)

5% Stockholders:
Beacon Power Corporation(4)	3,292,857	13.0%	4.1%
234 Ballardvale Street
Wilmington MA 01887
CDP Entities(5)	2,678,570	*	12.3%
1981, avenue McGill College,
Montreal, Quebec H3A3C7
Canada
Kawasaki Heavy Industries, Ltd(6)	923,787	5.7%	*
World Trade Center Building
4-1 Hamamatsu-cho 2-chome
Minato-ku
Tokyo 105-6116
Japan
Massachusetts Technology Park Corporation(7)	2,232,142	*	10.2%
75 North Drive
Westborough, MA 01581
Merrill Lynch Entities(8)	1,450,892	*	6.6%
Nth Power Technologies Entities(9)	4,588,342	6.3%	16.4%
50 California Street
Suite 840
San Francisco, CA 94111
Perseus 2000, L.L.C.(10)	2,678,571	*	12.3%
2099 Pennsylvania Avenue, N.W., 9th Floor
Washington, D.C. 20006
RockPort Capital Entities(11)	4,687,499	*	21.5%
160 Federal Street, 18th Floor
Boston, MA 02110
SAM Equity Partners Entities(12)	2,678,571	*	12.3%
P.O. Box 255
Trafalgar Court
St. Peter Port, Guernsey
Executive Officers and Directors:
Richard M. Feldt(13)	250,000	1.5%	*
Mark A. Farber(14)	353,466	2.2%	*
Richard G. Chleboski(15)	315,054	1.9%	*
Dr. Jack I. Hanoka(16)	310,834	1.9%	*
John J. McCaffrey(17)	114,203	*	*
Rex D’Agostino(18)	50,000	*	*

			Percentage of
			Shares of
	Number of Shares	Percentage of	Series A
	Beneficially	Shares of	Preferred
Name and Address of Beneficial Owner	Owned(1)	Common Stock(2)	Stock(3)

Dr. Brown F. Williams(19)	71,835	*	*
Luc Charron(20)	2,694,175	*	12.3%
Phillip J. Deutch(21)	2,696,176	*	12.3%
Charles J. McDermott(22)	4,704,104	*	21.5%
Dr. Robert W. Shaw, Jr.(23)	411,397	1.0%	1.1%
Dr. William P. Sommers(24)	73,527	*	*
Timothy Woodward(25)	4,605,447	6.4%	16.4%
All executive officers and directors as a group (13 persons)(26)	16,650,218	16.3%	63.6%

*	Less than one percent of the outstanding shares of Class.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Applicable percentage ownership as of the Record Date is based upon 16,086,604 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, as the case may be, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Applicable percentage ownership as of the Record Date is based upon 21,786,269 shares of Series A Preferred Stock outstanding as of the Record Date, which are convertible into 23,841,151 shares of Common Stock due to dividends earned by the Series A Preferred Stockholders that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, as the case may be, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 2,400,000 shares of Common Stock issuable upon exercise of a warrant held by Beacon Power Corporation. Includes 892,857 shares of Series A Preferred Stock, which are convertible into 977,071 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(5)	Includes 2,276,785 shares of Series A Preferred Stock held by Caisse dépôt et placement du Québec and 401,785 shares of Series A Preferred Stock held by CDP Capital-Technology Ventures U.S. Fund 2002 L.P. The 2,678,570 shares of Series A Preferred Stock held by the CDP Entities are convertible into an aggregate of 2,931,212 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(6)	Includes 923,787 shares of Common Stock.

(7)	Includes 2,232,142 shares of Series A Preferred Stock, which are convertible into 2,442,6780 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(8)	Includes 1,339,285 shares of Series A Preferred Stock held by Merrill Lynch New Energy Technology Fund and 111,607 shares of Series A Preferred Stock held by MLIIF New Energy Fund. The 1,450,892 shares of Series A Preferred Stock held by the Merrill Lynch Entities are convertible into an aggregate of 1,587,740 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(9)	Includes 1,785,714 shares of Series A Preferred Stock held by Nth Power Technologies Fund II, L.P. and 1,785,714 shares of Series A Preferred Stock held by Nth Power Technologies Fund II-A, L.P. Includes 1,016,914 shares of Common Stock held by Nth Power Technologies Fund I, L.P. The 3,571,428 shares of Series A Preferred Stock held by the Nth Power Technologies Entities is convertible into an aggregate of 3,908,286 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(10)	Includes 2,678,571 shares of Series A Preferred Stock, which are convertible into 2,931,214 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(11)	Includes 3,571,428 shares of Series A Preferred Stock held by RockPort Capital Partners, L.P. and 1,116,071 shares of Series A Preferred Stock held by RP Co-Investment Fund I L.P. The 4,687,499 shares of Series A Preferred Stock held by the RockPort Capital Entities are convertible into an aggregate of 5,129,624 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(12)	Includes 1,928,571 shares of Series A Preferred Stock held by SAM Private Equity Energy Fund L.P. and 750,000 shares of Series A Preferred Stock held by SAM Sustainability Private Equity LP. The 2,678,571 shares of Series A Preferred Stock held by the SAM Equity Partners Entities are convertible into an aggregate of 2,931,214 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(13)	Includes 250,000 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(14)	Includes 168,609 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(15)	Includes 128,350 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(16)	Includes 60,749 shares of Common Stock held by Dr. Hanoka and 138,568 shares of Common Stock held by Hanoka Evergreen Limited Partnership. Includes 111,517 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(17)	Includes 102,556 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(18)	Includes 50,000 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(19)	Includes 71,835 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(20)	Includes 15,605 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(21)	Includes 17,605 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 2,678,571 shares of Series A Preferred Stock held by Perseus 2000, L.L.C., which are convertible into 2,931,214 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock. Mr. Deutch disclaims beneficial ownership of all of the shares of Series A Preferred Stock held by Persues 2000, L.L.C., other than shares in which he has a pecuniary interest.

(22)	Includes 16,605 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 4,687,499 shares of Series A Preferred Stock held by the RockPort Capital Entities, which are convertible into 5,129,624 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock. Mr. McDermott disclaims beneficial ownership of all of the shares of Series A Preferred Stock held by the RockPort Capital Entities, other than shares in which he has a pecuniary interest.

(23)	Includes 41,605 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 125,481 shares of Common Stock of which 9,111 shares of Common Stock are held by Dr. Shaw’s wife. Includes 244,311 shares of Series A Preferred Stock which are convertible into 267,355 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock.

(24)	Includes 73,527 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(25)	Includes 17,105 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 1,016,914 shares of Common Stock held by Nth Power Technologies Fund I, L.P. and an aggregate of 3,571,428 shares of Series A Preferred Stock held by the Nth Power Technologies Entities, which are convertible into 3,908,286 shares of Common Stock due to dividends earned that, at the Company’s discretion, have been added to the liquidation value of the Series A Preferred Stock. Mr. Woodward disclaims beneficial ownership of all of the shares of Series A Preferred Stock held by the Nth Power Technologies Entities, other than shares in which he has a pecuniary interest.

(26)	For purposes of calculating Percentage of Shares of Common Stock outstanding, the number of shares beneficially owned, includes 2,400,000 shares of Common Stock issuable upon exercise of warrants, 1,064,919 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days from the Record Date, and 21,786,269 shares of Series A Preferred Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our board of directors is currently fixed at nine (9) members. There are presently nine (9) individuals serving as directors. Our Third Amended and Restated Certificate of Incorporation divides our board of directors into three classes. The members of each class of directors serve for staggered three-year terms.

      Drs. William P. Sommers, Mr. Luc Charron and Mr. Richard M. Feldt are Class I directors whose terms expire at this Annual Meeting. The board is also composed of three (3) Class II directors (Dr. Robert W. Shaw, Jr., Mr. Charles J. McDermott and Dr. Brown F. Williams) whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2005, and three (3) Class III directors (Mr. Mark A. Farber, Mr. Phillip J. Deutch and Mr. Timothy Woodward), whose term expires upon the election and qualification of directors at the Annual Meeting to be held in 2006.

      Three Class I Directors will be elected at this Annual Meeting for a term of three years. The Class I nominees, Dr. Sommers, Mr. Charron and Mr. Feldt, are each currently serving as a Class I Director. Shares represented by all proxies received by the board of directors and not marked to withhold authority to vote for the nominees will be voted FOR the election of all three nominees, to hold office until the Annual Meeting to be held in 2007 or until their respective successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW

      The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with us, the year each nominee’s or director’s term will expire and the class of director of each nominee or director:

Nominee’s or Director’s Name
and Year Nominee or Director		Year Term	Class of
First Became a Director	Position(s) Held with the Company	Will Expire	Director

Nominees:
Dr. William P. Sommers (1999)	Director	2007	I
Luc Charron (2003)	Director	2007	I
Richard M. Feldt (2003)	Chief Executive Officer, President and Director	2007	I
Continuing Directors:
Mark A. Farber (1994)	Vice President, Marketing & Business Development and Director	2006	III
Phillip J. Deutch (2003)	Director	2006	III
Timothy Woodward (2003)	Director	2006	III
Dr. Robert W. Shaw, Jr. (1994)	Director	2005	II
Charles J. McDermott (2003)	Director	2005	II
Dr. Brown F. Williams (1999)	Director	2005	II

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth for each Class I nominee to be elected at the Annual Meeting, the current Class III Directors and Class II Directors who will continue to serve as directors beyond the Annual Meeting, and our current executive officers, their ages and present positions with us as of the date of the Annual Meeting. Each officer shall serve until his or her successor is elected and qualified.

Name	Age	Position

Richard M. Feldt	52	Chief Executive Officer, President and Director
Richard G. Chleboski	38	Chief Financial Officer, Vice President, Treasurer, and Secretary
Mark A. Farber	51	Vice President, Marketing & Business Development and Director
Dr. Jack I. Hanoka	68	Chief Technical Officer
John J. McCaffrey, Jr.	52	Vice President, Manufacturing and Engineering
Dr. Rex A. D’Agostino	61	Vice President, Sales
Luc Charron	52	Director
Phillip J. Deutch(1)	39	Director
Charles J. McDermott(2)(3)	53	Director
Dr. Robert W. Shaw, Jr.(1)	60	Director
Dr. William P. Sommers(2)	68	Director
Dr. Brown F. Williams(2)(3)	61	Chairman of the Board of Directors
Timothy Woodward(1)(3)	43	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Directors to be Elected at the Annual Meeting:

      Luc Charron is a Senior Partner at CDP Capital — Technology Ventures, a technology venture capital firm and subsidiary of Caisse de dépôt et placement du Québec. From 1998 to 2000, Mr. Charron was Senior Vice-President and Director of KPMG Corporate Finance Inc. and from 1992 to 1998, Mr. Charron was Vice-President, Investments, of the Solidarity Fund QFL, a leading Quebec development capital fund. Mr. Charron also served as Senior Vice-President and Director of Power Financial Capital Corporation. Prior to that, he was Vice-President, Merchant Banking and Credit, for the Quebec region for RoyNat, where he managed portfolios of $200-300 million and specialized in management buyouts. Mr. Charron serves on the board of directors of Hyradix, Inc., Cellex Power Products Inc., D.J. Livingston & Co., Groupe Triton International, Inc., and Ormecon GmbH. Mr. Charron received a B.B.A. from the École des Hautes Études Commerciales.

      Dr. William P. Sommers has served as a director since January 1999. Dr. Sommers retired in 1998. From 1994 to 1998, Dr. Sommers was President and Chief Executive Officer of SRI International, formerly Stanford Research Institute, a contract research and development organization. From 1963 to 1993, he was an Executive Vice President and director of Booz-Allen & Hamilton. Dr. Sommers serves on the board of directors of Litton Industries, Inc. and Deutsche-Scudder Investments. Dr. Sommers received a B.S. and M.S. in Mechanical Engineering and Ph.D. in Aeronautical Engineering from the University of Michigan, with highest honors.

      Richard M. Feldt became our President and Chief Executive Officer and a director in December 2003. Previously he was employed by Perseid, a developer of optical phased array technology created by Raytheon, where he served as Chief Executive Officer in 2002. Prior to that, from 2000 to 2001 , Mr. Feldt served as Chief Operating Officer of SupplierMarket.com, a B2B internet supply chain management company which was sold to Ariba. Prior to that, from 1995 to 2000, Mr. Feldt was Senior Vice President and General Manager of Worldwide Operations at Symbol Technologies, a data transaction systems company. In addition, Mr. Feldt has held senior positions at A.T. Cross Company, Eastman Kodak Company, and Spectra-Physics, Inc. He received a bachelor’s degree in industrial engineering from Northeastern University.

Directors Whose Terms Extend Beyond the Annual Meeting:

      Philip J. Deutch is a Managing Director of Perseus, L.L.C., a Washington, D.C. and New York City-based private equity firm and has lead Perseus’ energy technology investing since 1997. Mr. Deutch serves on the board of directors of Beacon Power Corporation, Metallic Power, Inc., Encorp, Inc. and International Marketing Concepts. Prior to joining Perseus, Mr. Deutch worked at Williams & Connolly and in the Mergers and Acquisitions Department of Morgan Stanley & Co. Mr. Deutch is a Term Member of the Council on Foreign Relations, a member of the board of directors of the International Center for Research on Women and the City Lights School of Washington, D.C. and a member of the Board of Advisors of Jumpstart DC. Mr. Deutch received a J.D. from Stanford Law School and a B.A. from Amherst College.

      Timothy Woodward is a Managing Director of Nth Power, L.L.C., a venture capital firm dedicated to the global energy sector. Mr. Woodward joined Nth Power in 1998 following eight years of managing venture capital investments at Liberty Environmental Partners, a venture capital firm focused on environmental, industrial and energy technologies. In 1991, Mr. Woodward assisted in the formation of Liberty Environmental Partners, where he co-managed the firm’s venture capital activities. Prior to forming Liberty Environmental Partners, Mr. Woodward was part of the founding senior management team of First Source, a company providing industrial solvent recycling services, and from 1982 to 1987 he worked in international marketing at Claude Laval Corporation, an industrial filtration equipment manufacturer. Mr. Woodward serves on the board of directors of AllConnect, Wellspring International and H2Gen. Mr. Woodward received an M.B.A. from the University of California, Los Angeles and a B.S. in resource economics from the University of California, Berkeley.

      Charles J. McDermott is a Partner in RockPort Capital Partners and Chief Executive Officer of the RockPort Group. From 1990 to 1998, Mr. McDermott was Vice President of Waste Management Inc., overseeing advocacy before the U.S. Congress, the Environmental Protection Agency and other federal agencies and the White House. During his tenure from 1984 to 1986 at Citizens Energy, a non-profit energy company, Mr. McDermott helped pioneer the creation of the nation’s first bulk electric power trading company. Mr. McDermott later served as Campaign Director and then as Chief of Staff for Congressman Joseph P. Kennedy II from 1986 to 1990 and has served on various EPA advisory councils and presidential task forces. Mr. McDermott serves on the board of directors and as President of the CEO Coalition to Advance Sustainable Technologies, is a member of the Board of Governors of the National Association of Small Business Investment Companies and also serves on the board of directors of Cerox Corporation.

      Dr. Brown F. Williams has served as Chairman of our board of directors since January 2004 and has been a director since January 1999. Since July 1990, Dr. Williams has been Chairman of the board of directors of Princeton Video Image, Inc., a media services company active in broadcast and cable television, virtual advertising and interactive telecommunications. Princeton Video Image filed a petition for protection under the federal bankruptcy laws in September 2003. From 1966 to 1988, he worked at RCA Laboratories in various capacities, including as a Vice President, where his responsibilities included research in solar power technology. Dr. Williams received a B.A., M.A. and Ph.D. in Physics from the University of California, Riverside.

      Mark A. Farber served as our President and Chief Executive Officer until December 2003 and has been a director since August 1994. Mr. Farber was elected our first Chief Executive Officer in May 2000 and currently serves as Vice President, Marketing & Business Development. From July 1988 until February 1994, Mr. Farber worked at Mobil Solar Energy Corporation, the solar power subsidiary of Mobil Corporation, where he was responsible for marketing, sales and corporate partnering activities. From June 1976 until June 1988, Mr. Farber was employed by Temple, Barker and Sloane, now Mercer Management Consulting, as a management consultant where he advised electric utilities, equipment manufacturers and government agencies on economic, business and policy issues related to energy. Mr. Farber received a B.S. in Industrial Engineering and Operations Research from Cornell University and a M.S. in Management from the Sloan School of Management of the Massachusetts Institute of Technology.

      Dr. Robert W. Shaw, Jr. served as the Chairman of our board of directors from October 1994 until January 2004 and continues to serve as a director. Since 1983, Dr. Shaw has served as President of Arete Corporation, a venture capital management firm with a focus on the energy technology sector, and has been General Partner of six venture capital funds. Prior to that time, Dr. Shaw was a senior vice president and director of Booz-Allen & Hamilton, an international management and technology consulting firm, where he founded the firm’s energy division. Dr. Shaw is Chairman of the board of directors of Proton Energy Systems, Inc. Dr. Shaw received a B.E.P. degree and an M.S. in Electrical Engineering from Cornell University, an M.P.A. from American University, and a Ph.D. in Applied Physics from Stanford University.

Non-Director Executive Officers:

      Richard G. Chleboski has served as our Chief Financial Officer, Vice-President and Treasurer since August 1994 and our Secretary since May 2000. From June 1995 until May 2003, Mr. Chleboski served as a director of the Company. From July 1987 until February 1994, Mr. Chleboski worked at Mobil Solar Energy Corporation, the solar power subsidiary of Mobil Corporation where he was the Strategic Planner from March 1991 until February 1994 and a Process Engineer from 1987 until 1991. Mr. Chleboski received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Boston College.

      Dr. Rex A. D’Agostino served as our Vice President, Marketing and Sales from January 2001 until December 2003 and currently serves as our Vice President, Sales. From August 1996 until January 2001, Dr. D’Agostino was President and Chief Executive Officer of Environmizer Systems Corporation, a manufacturer of magnetohydrodynamic products for fluid processing applications. From August 1989 to August 1996, he was President of The Graver Company, a division of the Marmon Group, a developer and manufacturer of water and wastewater treatment equipment and systems. Dr. D’Agostino received his B.A. in Biological Sciences from Shorter College and a Ph.D. in microbiology and biophysics from Notre Dame University.

      Dr. Jack I. Hanoka has served as our Chief Technical Officer since August 1994. From December 1978 until February 1994, Dr. Hanoka worked at Mobil Solar Energy Corporation, the solar power division of Mobil Corporation, where he was a Research Associate. Dr. Hanoka received a B.A. in Liberal Arts and a B.S. in Ceramic Engineering from Rutgers University and a M.S. in Ceramic Science and a Ph.D. in Solid State Physics from Pennsylvania State University.

      John J. McCaffrey, Jr. has served as our Vice President, Manufacturing and Engineering since December 2000 and previously served as our Vice President, Manufacturing since June 1999. From June 1979 until June 1999, Mr. McCaffrey worked for Polaroid Corporation where he managed manufacturing, equipment engineering and quality control, including factory start-ups and international operations. Mr. McCaffrey received a B.S. in Chemistry and General Engineering from The United States Naval Academy, Annapolis.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of Members of the Board of Directors and Committees

      The board of directors has determined that each of Mr. Woodward, Mr. Deutch, Dr. Williams, Dr. Shaw, Mr. McDermott, Dr. Sommers and Mr. Charron has no relationship with the Company other than as a stockholder and as a result of service on the board of directors and each is independent within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the board of directors has determined that each member of each of the committees of the board of directors has no relationship with the Company other than as a stockholder and service on the board of directors and the committee(s) thereof and each is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

Board of Directors Meetings

      The board of directors met 12 times during the fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2003, each of our directors attended at least seventy five percent (75%) of the total number of meetings of the board of directors (held during the period for which he has been a director) and all committees of the board of directors on which he served (during the periods that he served). Independent members of the board of directors of the Company meet in executive session without management present and are scheduled to do so at least two times during fiscal year 2004.

Policy on Director Attendance at Annual Meetings

      The Company’s policy on director attendance at annual meetings is that all directors are expected to prepare for, attend in person and participate in the annual meeting of the stockholders of the Company. Each of the Company’s board members attended last year’s annual meeting in person except for Dr. Sommers who attended the meeting via teleconference.

Security Holder Communications with the Board

      The board of directors provides to every security holder the ability to communicate with the board of directors, as a whole, and with individual directors on the board, through an established process for security holder communication as follows:

For communication directed to the board of directors as a whole, security holders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.

259 Cedar Hill Street
Marlboro, Massachusetts 01752
Attn: Chairman of the Board of Directors

For communication directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.

259 Cedar Hill Street
Marlboro, Massachusetts 01752
Attn: [Name of Individual Director]

      The Company will forward by U.S. Mail any such security holder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the board of directors, to whom such security holder communication is addressed to the address specified by each such director and the Chairman of the Board.

      More information regarding Security Holder — Board communications is contained in our Policy Governing Director Nominations and Security Holder — Board Communications which may be obtained by written request sent to Evergreen Solar, Inc. Nominating and Corporate Governance Committee, 259 Cedar Hill Street, Marlboro, Massachusetts 01752.

Audit Committee

      The Audit Committee of the board of directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consists of Drs. Williams and Sommers and Mr. McDermott. Mr. Mason Willrich, formerly a member of the Audit Committee, resigned as a director and member of the Audit Committee effective May 15, 2003. Each of the members of the Audit Committee is independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq and the U.S. Securities and Exchange Commission (the “SEC”). The board of directors has determined that William P. Sommers is an “audit committee financial expert” under the rules of the SEC.

      The Audit Committee met five times during 2003. The Audit Committee oversees our accounting and financial functions and periodically meets with our management and independent auditors to review financial and accounting controls and quarterly and annual financial reports. The primary functions of the Audit Committee are to (i) oversee the appointment, compensation and retention of the Company’s independent public accountants and to oversee the work performed by such accountants; (ii) assist the board of directors in fulfilling its responsibilities by reviewing: (a) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (b) the Company’s internal financial and accounting controls; (iii) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations; (iv) establish procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; (v) engage advisors as necessary; and (vi) distribute relevant funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties.

      The Audit Committee operates under a written charter adopted by the board of directors setting out the functions the Audit Committee is to perform, which charter is attached to this Proxy Statement as Appendix A.

Compensation Committee

      The Compensation Committee of the board of directors currently consists of Dr. Shaw, Mr. Deutch and Mr. Woodward, each of whom is independent within the meaning of the director independence standards of the Company and of Nasdaq. The Compensation Committee met 7 times during 2003. The functions of the Compensation Committee include: (i) reviewing and making recommendations to management on company-wide compensation programs and practices; (ii) taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer (the “CEO”); and (iii) recommending, subject to approval by the board of directors, new equity-based plans and any material amendments thereto for which stockholder approval is required or desirable.

      The Compensation Committee operates under a written charter adopted by the board of directors.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee are currently Dr. Shaw, Mr. Deutch and Mr. Woodward. Dr. Williams served as a member of the Compensation Committee until May 2003. No current member of the Compensation Committee or person who was a member of such committee at any time during 2003 was at any time during the past year an officer or employee of the Company (or any of our subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein.

      During the last fiscal year, none of our executive officers served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our board of directors.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee of the board of directors was established on April 21, 2004 and currently consists of Dr. Williams, Mr. McDermott and Mr. Woodward, each of whom is independent within the meaning of the director independence standards of the Company and of Nasdaq. The Nominating and Corporate Governance Committee is responsible for (i) reviewing and making recommendations to the board of directors regarding the composition and structure of the board of directors; (ii) establishing criteria for membership on the board of directors and evaluating corporate policies relating to the recruitment of members of the board of directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure compliance by the board of directors with its fiduciary duties to the Company and its stockholders. The Nominating and Corporate Governance Committee operates under a written charter adopted by the board of directors, a current copy of which is attached as Appendix B.

Director Nominations

Nominations by Stockholders

      The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided that such recommendations are delivered pursuant to the Policy Governing Director Nominations and Security Holder — Board Communications. A copy of this policy may be obtained by writing to Evergreen Solar, Inc. Nominating and Corporate Governance Committee, 259 Cedar Hill Street, Marlboro, MA 01752. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee as nominees for election to the board of directors must give written notice to the Nominating and Corporate Governance Committee of the Company via one of three methods: (i) via U.S. Mail or Expedited Delivery to Evergreen Solar, Inc., 259 Cedar Hill Street, Marlboro, MA 01752, c/o Secretary of the Company; (ii) via facsimile at (508) 357-2279 or (iii) via email to the Chairman of the Nominating and Corporate Governance Committee at nominations@evergreensolar.com. Such notice must set forth all information that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder — Board Communications for each person whom such stockholder proposes to nominate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates, including the criteria set forth in the Policy Governing Director Nominations and Security Holder — Board Communications, based on whether the candidate was recommended by a stockholder or otherwise.

Evaluation of Director Candidates

      Generally, the Nominating and Corporate Governance Committee identifies director candidates in consultation with management, through the use of search firms or other advisers, or through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through various means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process, including through interviews. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors.

      The board of directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The board of directors also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The Nominating and Corporate Governance also recommends candidates for the board of directors’ appointment to the committees of the board of directors.

Director Compensation

      Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any committees of the board of directors on which they serve. Directors are also eligible to participate in the 2000 Stock Option and Incentive Plan. In September 2003 the board of directors approved the Compensation Policy for Directors. Under the Compensation Policy for Directors, non-employee directors, including directors affiliated with our stockholders, are entitled to receive options to purchase 7,000 shares of Common Stock per calendar year as a retainer for service on the board, granted at the beginning of the year. For directors joining mid-year, the grant will be pro-rated from and granted on their first meeting date. These options will vest daily, such that they are fully vested at year end.. For each board of directors’ meeting that the director attends in person, such director will receive an option to purchase 1,500 shares of Common Stock and for each board of directors’ meeting that the director attends by phone, such director will receive an option to purchase 1,000 shares of Common Stock. Committee members will receive an option to purchase 1,000 shares of Common Stock for each committee meeting attended in person and 500 shares of Common Stock for each committee meeting attended by phone. Any options granted in respect of board or committee participation will be granted at the end of each fiscal quarter and will be immediately exercisable upon grant. The board of directors may, from time to time, set lump-sum compensation for special committees.

AUDIT COMMITTEE REPORT

      The Audit Committee is currently comprised of Dr. Brown F. Williams, Dr. William P. Sommers and Mr. Charles J. McDermott, each of whom are independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq and the SEC. That is, none of the members of the Audit Committee has a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgement in carrying out his or her responsibilities as a director. The board of directors has determined that William P. Sommers qualifies as an “audit committee financial expert” under the rules of the SEC.

      The Audit Committee operates under a written charter adopted by the board of directors setting out the functions the Audit Committee is to perform, which charter was originally adopted by the board of directors in May 2000 and which was restated in its entirety in April 2004 by the written charter attached to this Proxy Statement as Appendix A. The charter of the Audit Committee is reviewed on an annual basis by the Audit Committee.

      The Audit Committee met five times during 2003, and periodically meets privately with PricewaterhouseCoopers LLP, the Company’s independent accountants, who have unrestricted access to the Audit Committee.

      Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls. The Audit Committee oversees the accounting and financial functions of the Company and periodically meets with the Company’s management and independent auditors to review financial and accounting controls and quarterly and annual financial reports. The Audit Committee also has the sole authority board of directors and is directly responsible for the appointment, compensation, retention and oversight of the independent accountants and reviews periodically their performance and independence.

      In connection with these responsibilities, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2003, and has discussed them with both management and the Company’s independent accountants.

      The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. PricewaterhouseCoopers LLP has provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the Audit Committee that firm’s independence.

      Based on the review and discussions described above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE

Dr. Brown F. Williams
Dr. William P. Sommers
Mr. Charles J. McDermott

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

      The following table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2003 and whose salary and bonus exceeded $100,000 for fiscal year 2003 (collectively, the “Named Executive Officers”) for fiscal years ended December 31, 2003, 2002 and 2001. Mr. Farber served as our Chief Executive Officer and President until December 11, 2003. Mr. Feldt was appointed as our Chief Executive Officer and President on December 11, 2003.

Summary Compensation Table

				Long-Term
				Compensation
				Awards(2)
		Annual
		Compensation(1)		Securities
				Underlying
Name and Principal Position(s)		Salary($)	Bonus($)	Options

Richard M. Feldt(3)	2003	13,587	0	2,000,000
Chief Executive Officer, President and Director	2002	0	0	0
	2001	0	0	0
Mark A. Farber	2003	172,093	4,000	300,000
Vice President, Marketing & Business Development	2002	167,357	0	0
and Director	2001	156,770	0	20,000
Richard G. Chleboski	2003	136,372	4,000	275,000
Chief Financial Officer, Treasurer, and Secretary	2002	130,771	0	0
	2001	122,455	0	15,000
Dr. Jack I. Hanoka	2003	138,120	2,000	190,000
Chief Technical Officer	2002	135,982	0	0
	2001	128,770	0	20,000
John J. McCaffrey, Jr.	2003	151,687	3,000	205,000
Vice President, Manufacturing and Engineering	2002	146,464	0	0
	2001	138,420	5,000	40,000
Dr. Rex D’Agostino(4)	2003	150,062	1,000	85,000
Vice President, Sales	2002	144,371	0	0
	2001	137,705	0	70,000

(1)	The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer’s total salary and bonus reported in this table.

(2)	We did not grant any stock appreciation rights or make any long-term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 2003, 2002 and 2001.

(3)	Mr. Feldt became an employee and executive officer when he was elected Chief Executive Officer, President and Director on December 11, 2003.

(4)	Dr. D’Agostino became an employee and an executive officer when he was elected Vice President, Marketing and Sales in January of 2001. Included in Dr. D’Agostino’s compensation was $18,000.00, $13,599.99, and $16,833.29 to cover costs associated with relocation to Evergreen Solar, Inc. during fiscal years 2003, 2002 and 2001, respectively.

Option Grants in Last Fiscal Year

      The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2003. The percentage of total options granted to employees in 2003 shown in the table below is based on options to purchase an aggregate of 4,137,447 shares of Common Stock granted during the year ended December 31, 2003. Except as noted below, the options, which were granted under our 2000 Stock Option and Incentive Plan, become exercisable over a four year period, with 25% of the option shares granted vesting on each of the one-year, two-year, three-year and four-year anniversary of the grant date, and expire on the tenth anniversary of the date of grant, subject to earlier termination in certain situations related to resignation or termination of employment. Options are subject to the employee’s continued employment. We did not grant any stock appreciation rights during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at
					Assumed Annual
	Number of	Percent of Total			Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(1)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year(%)	($/Sh)(2)	Date	5%($)	10%($)

Richard M. Feldt(3)	2,000,000	48.3%	1.61	12/11/17	3,156,232	9,011,138
Mark A. Farber	250,000	6.0%	2.00	11/18/17	490,098	1,399,245
	50,000	1.2%	1.54	05/12/17	75,516	215,636
Richard G. Chleboski	225,000	5.4%	2.00	11/18/17	441,088	1,259,320
	50,000	1.2%	1.54	05/12/17	75,516	215,636
Dr. Jack I. Hanoka	175,000	4.2%	2.00	11/18/17	343,068	979,471
	15,000	0.4%	1.54	05/12/17	22,654	64,690
John J. McCaffrey, Jr.	175,000	4.2%	2.00	11/18/17	343,068	979,471
	30,000	0.7%	1.54	05/12/17	45,309	129,381
Dr. Rex D’Agostino	75,000	1.8%	2.00	11/18/17	147,029	419,773
	10,000	0.2%	1.54	05/12/17	15,103	43,127

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Evergreen’s stock price. The potential realizable value computation does not take into account any federal or state tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

(2)	The exercise price per share of each option was determined by the board of directors to be equal to the fair market value per share of Common Stock on the date of grant.

(3)	12.5% of Mr. Feldt’s options, which were granted on December 11, 2003, vest 6 months from the date of grant, with an additional 12.5% vesting one year from the grant date. Thereafter, 25% of the option shares granted vest on each of the second, third and fourth anniversary of the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth certain information with respect to options to purchase our Common Stock granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2003; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2003; and (iv) the value of unexercised options at exercise prices equal to or less than the market value of the Common Stock at December 31, 2003 (“In-the-Money”).

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options Held at		Options at
	Shares		December 31, 2003		December 31, 2003($)(2)
	Acquired on	Value
Name	Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard M. Feldt	0	0	0	2,000,000	0	140,000
Mark A. Farber	0	0	141,675	335,982	44,640	7,000
Richard G. Chleboski	0	0	108,344	298,667	42,909	7,000
Dr. Jack I. Hanoka	0	0	96,219	217,322	27,876	2,100
John J. McCaffrey, Jr.	0	0	89,282	236,548	28,060	4,200
Dr. Rex D’Agostino	0	0	35,000	120,000	0	1,400

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2)	Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The Nasdaq Stock Market, Inc. on December 31, 2003 of $1.68 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2003 with respect to shares of our Common Stock that may be issued under equity compensation plans:

			Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options,	price of outstanding options,	plans (excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,263,937	$2.42	2,386,063
Equity compensation plans not approved by security holders	0	—	0
Total	5,263,937	$2.42	2,386,063

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the board of directors is currently composed of Dr. Robert W. Shaw, Jr., Mr. Phillip J. Deutch, and Mr. Timothy Woodward. Pursuant to authority delegated by the board of directors, the Compensation Committee reviews and evaluates the performance of the Company’s executive officers and makes recommendations to the board of directors regarding the appropriate level of base compensation and bonus and other incentive compensation for certain senior employees, including all executive officers other than the Chief Executive Officer, whose base compensation, bonus and other incentive compensation the Compensation Committee establishes and approves. The Compensation Committee is also responsible for establishing general compensation policies and guidelines and for administering and making recommendations and awards under Evergreen’s 2000 Stock Option and Incentive Plan and Evergreen’s 2000 Employee Stock Purchase Plan.

      Overview and Philosophy. Evergreen’s executive compensation policies are designed to:

•	provide compensation that attracts, motivates and retains experienced and well-qualified executives capable of leading Evergreen to meet its business objectives;

•	recognize and reward performance of Evergreen’s executive officers, both as individuals and as members of a cohesive management team, in meeting certain strategic objectives;

•	align the interests of Evergreen’s executive team with those of Evergreen; and

•	align the interests of Evergreen’s executive team with those of Evergreen’s stockholders through long-term equity-based incentives.

      Evergreen’s executive officers receive a compensation package consisting of base salary, incentive cash bonuses, long-term incentive awards in the form of stock options, and participation in benefit plans generally available to all of Evergreen’s employees. In setting executive officer compensation levels, the Committee is guided by the following considerations:

•	a portion of each executive officer’s compensation should be contingent upon the achievement of specific predetermined corporate objectives as well as upon each executive officer’s individual level of performance;

•	compensation levels should reflect Evergreen’s past performance and expectations of future performance;

•	compensation levels should be competitive with compensation generally being paid to executives in Evergreen’s industry to ensure Evergreen’s ability to attract and retain experienced and well-qualified executives; and

•	a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests.

      The Committee also considered Evergreen’s financial performance in fiscal year 2003, certain milestones achieved by Evergreen, and individual executive officer duties. Additional factors which the Compensation Committee considered with respect to each executive officer’s compensation package for fiscal year 2003 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years. Also, the committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to Evergreen’s long-term goals and strategies.

      Base Salary. Fiscal 2003 base salaries for Evergreen’s executive officers who earned over $100,000 during fiscal 2003 are listed in the “Summary Compensation Table” found on page 18. Fiscal 2003 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Generally, salary decisions for Evergreen’s executive officers are made after the end of each fiscal year. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation. Base salary levels for each of Evergreen’s executive officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

      Bonus Compensation. In determining bonus compensation for Evergreen’s executive officers, the Compensation Committee evaluates Evergreen’s achievement of its strategic objectives, individual perform-

ance and the actual performance of each such executive officer. The balance of cash-incentive versus equity-based bonus is driven both by the individual’s performance as well as by the Company’s overall performance and situation. Future bonus compensation, if any, will be awarded based on factors described above as well as any additional factors the Committee deems necessary.

      Long Term Incentive Compensation. The Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer term view and may help to retain such persons. Long-term incentive compensation, in the form of stock options, allows executive officers to share in any appreciation in the value of the Evergreen’s Common Stock. The Compensation Committee generally grants stock options that become exercisable over a four year period as a means of encouraging executive officers to remain with us and promote Evergreen’s success. In general, the Compensation Committee awards stock options to Evergreen’s executive officers with exercise prices equal to the market price of a share of Evergreen’s Common Stock on the date of grant. As a result, executive officers will benefit from these stock option grants only to the extent that the price of Evergreen’s Common Stock increases and Evergreen’s stockholders have also benefited.

      When establishing stock option grant levels, the Compensation Committee considers general corporate performance, individual performance, the Chief Executive Officer’s recommendations (except with respect to his own stock option grant levels), level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

      The Compensation Committee generally grants an initial stock option award to executive officers at the time they commence employment, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. In addition, the Compensation Committee may make performance-based grants from time-to-time, as it deems appropriate. In making such performance-based grants, the Compensation Committee considers individual contributions to Evergreen’s financial, operational and strategic objectives. For fiscal year 2003, the Committee awarded certain of Evergreen’s executive officers additional stock option awards in recognition of Evergreen’s performance during fiscal year 2003, including the successful scale up of our manufacturing operations.

      Other Benefits. Evergreen also offers various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Evergreen offers a stock purchase plan, under which employees may purchase shares of Evergreen’s Common Stock at a discount, and offers a 401(k) Plan, which allows employees to invest in a wide array of funds on a pre-tax basis. Evergreen also maintains insurance and other benefit plans for its employees, including executive officers.

      Chief Executive Officer Compensation. On December 11, 2003, Mr. Richard M. Feldt was appointed Evergreen’s Chief Executive Officer at which time Mr. Farber assumed the title of Vice President, Marketing & Business Development. Compensation for Evergreen’s Chief Executive Officer and President was determined in accordance with the policies applicable to Evergreen’s other executive officers described above. In addition, the Committee considered Evergreen’s overall performance, the performance of the management team, compensation paid by competing companies, and Evergreen’s prospects, among other objective and subjective factors.

      Mr. Farber’s base salary for fiscal year 2003 was $172,093, which represents an increase of $4,736 or 2.8% over his 2002 base salary. Mr. Farber received bonus compensation of $4,000 for fiscal year 2003. The number of options granted to Mr. Farber in fiscal 2003 is set forth in the table captioned “Option Grants in Last Fiscal Year” found on page 19. The total options held by Mr. Farber at December 31, 2003 is set forth in the table captioned “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” found on page 20. The Compensation Committee believes Mr. Farber’s compensation as Chief Executive Officer was consistent with the compensation received by chief executive officers at companies within the same industry in which Evergreen operates, as adjusted to reflect the relative size of Evergreen to such comparable companies.

      Because Mr. Feldt did not begin his employment with Evergreen until December 2003, his base salary for fiscal year 2003 was $13,587, an annualized rate of $250,000. The number of options granted to Mr. Feldt in fiscal 2003 is set forth in the table captioned “Option Grants in Last Fiscal Year” found on page 19. The total options held by Mr. Feldt at December 31, 2003 is set forth in the table captioned “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” found on page 20. The Compensation Committee believes Mr. Feldt’s compensation is consistent with the compensation received by chief executive officers at companies within the same industry in which Evergreen operates, as adjusted to reflect the relative size of Evergreen to such comparable companies.

      Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Evergreen cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

      Respectfully submitted by the Compensation Committee.

THE COMPENSATION COMMITTEE:

Dr. Robert W. Shaw, Jr.
Phillip J. Deutch
Timothy Woodward

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We believe that all transactions set forth below were made on terms no less favorable to us than would have been obtained from unaffiliated third parties. We have adopted a policy that all transactions between us and any of our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained unaffiliated third parties, and will be approved by a majority of the disinterested members of our board of directors.

Indemnification Agreements

      In November 2000 and May 2003, we entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each of our directors and executive officers for any and all expenses (including attorney fees), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by us, which approval may not be unreasonably withheld), in connection with any action suit or proceeding arising out of the individual’s status as a director or executive officer of Evergreen and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by us.

Private Placement Financing

      On March 21, 2003, we entered into a stock and warrant purchase agreement with certain purchasers involving the sale and purchase of up to 43.2 million shares of our Series A Preferred Stock and a warrant to purchase 2,400,000 shares of our Common Stock. Micro-Generation Technology Fund, LLC, UVCC Fund II, and UVCC II Parallel Fund, L.P., each of which is an investment entity affiliated with Dr. Robert W. Shaw, Jr., a director of ours and the former chairman of our board of directors, invested $3.5 million in the aggregate in the private placement in return for shares of Series A Preferred Stock on terms identical to those afforded to each other purchaser in the private placement, except that Arete Corporation, as one of the five purchasers who signed the initial term sheet with respect to the private placement, had the right to designate a member of our board of directors. Dr. Shaw is the President of Arete Corporation, which is the manager of Micro-Generation Technology Fund, LLC. Dr. Shaw is a general partner of Arete Venture Investors II, L.P., which is the general partner of UVCC Fund II. Dr. Shaw is also a general partner of Arete Ventures III, L.P., which is the general partner of UVCC II Parallel Fund, L.P. As of the consummation of the private placement, Arete Corporation designated Dr. Shaw as its designee to our board of directors.

      Dr. Shaw is a limited partner of Nth Power Management II, L.P., the general partner of Nth Power Technologies Fund II, LP, and in such capacity provides advice as requested to this entity. Dr. Shaw does not serve on this entity’s investment committee nor does he have any decision making authority with respect thereto. Dr. Shaw has also agreed to become a member of, and perform comparable services for, Nth Power Management II-A, LLC, the general partner of Nth Power Technologies Fund II-A, L.P., and will have a similar advisory role with that entity. Nth Power Technologies Fund II, LP and Nth Power Technologies Fund II-A, LP, each of which is an investment entity affiliated with Nth Power Management II, L.P. and Nth Power Management II-A, LLC, invested $4 million in the aggregate in the private placement in return for shares of Series A Preferred Stock on terms identical to those afforded to each other purchaser, except that Nth Power Technologies Fund II, LP, as one of the five purchasers signed the initial term sheet with respect to the private placement, had the right to designate a member of our board of directors. Shaw did not participate in the decision of either of the two Nth Power-related entities to invest in the private placement. As of the consummation of the private placement, Nth Power Technologies Fund II, LP designated Timothy Woodward, a Managing Director of Nth Power, LLC, as its designee to our board of directors.

      Dr. Shaw serves as a member of the investment committee of SAM Private Equity Energy Fund L.P. and SAM Sustainability Private Equity Fund L.P. and he has a limited partnership interest in SAM Private Equity Energy Fund L.P. These entities and another affiliated entity, SAM Smart Energy, invested $3.25 million in the aggregate in the private placement in return for shares of Series A Preferred Stock on terms identical to those afforded to each other purchaser. Dr. Shaw recused himself and did not participate in the SAM investment committee decisions to invest in the private placement.

      Dr. Shaw has no voting power or dispositive power over any Evergreen shares held by the Nth Power investment entities or the SAM investment entities.

      Dr. Shaw is not a member of, and did not participate in, any meetings of our financing committee that negotiated the private placement and did not participate in any discussions with the purchasers concerning the terms of the private placement.

      Mason Willrich, a former director of ours, was previously affiliated with Nth Power, LLC. From 1996 through December 1999, Mr. Willrich served as a Principal of Nth Power, LLC, a managerial role that entails reviewing investment candidates and participating in day-to-day operations management, and from January 2000 through February 2002, he was a Special Limited Partner of Nth Power, LLC, an advisory role that entailed reviewing investment candidates and providing insights into market trends and opportunities.

      Mr. Willrich was not a member of, and did not participate in, any meetings of our financing committee that negotiated the terms of the private placement and did not participate in any discussions with the purchasers concerning the terms of the private placement.

STOCK PERFORMANCE GRAPH

      The following graph compares the percentage change in the cumulative total stockholder return on our Common Stock during the period from our initial public offering through December 31, 2003, with the cumulative total return of (i) the Media General Market Weighted Nasdaq Index (the “NASDAQ Market Index”) and (ii) an SIC Index that includes all organizations in our Standard Industrial Classification (SIC) Code 836 — Diversified Electronics (the “SIC Code Index”). The comparison assumes $100 was invested on November 2, 2000 in our Common Stock and in each of the foregoing indices and assumes any dividends were reinvested, if any.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG EVERGREEN SOLAR, INC.,
SIC CODE INDEX AND NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON NOV. 2, 2000

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

	11/2/00	12/29/00	12/31/01	12/31/02	12/31/03

Evergreen Solar, Inc.	$100.00	$35.53	$17.89	$6.79	$8.84
SIC Code Index	$100.00	$66.09	$38.31	$24.21	$38.00
NASDAQ Market Index	$100.00	$73.35	$58.47	$40.78	$61.32

(1)	Prior to November 2, 2000 our Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

PROPOSAL TWO

TO CONSIDER AND ACT UPON A PROPOSED AMENDMENT TO ARTICLE FOURTH OF

OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES
OF OUR CAPITAL STOCK.

      Subject to the approval of our stockholders, our board of directors has approved an amendment to the first paragraph of Article FOURTH of our Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 70,000,000 to up to 100,000,000, thereby increasing the total number of authorized shares of capital stock from 97,227,668 to 127,227,668. You are being asked to consider and act upon a proposal to approve the proposed amendment to the Third Amended and Restated Certificate of Incorporation which is attached as Appendix C to this proxy statement.

      The full text of the first paragraph of Article FOURTH of our Third Amended and Restated Certificate of Incorporation would be amended to read as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 127,227,668 shares, consisting of (i) 100,000,000 shares of Common Stock, one cent ($.01) par value per share (the “Common Stock”) and (ii) 27,227,668 shares of Preferred Stock, one cent ($.01) par value per share (the “Preferred Stock”), of which 26,227,668 shares shall be designated Series A Convertible Preferred Stock.”

      The addition of 30,000,000 shares of authorized Common Stock is intended to further increase the number of shares available for corporate purposes, including future equity financings involving shares of our Common Stock. The availability of an adequate supply of authorized and unissued shares of Common Stock provides us flexibility by allowing shares to be issued without the expense and delay of a special stockholders meeting, unless stockholder action is otherwise required by law or the rules of the Nasdaq National Market.

      The additional common stock to be authorized by approval of this proposal would have identical rights to the currently outstanding common stock. Shares of common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. Approval of this proposal and issuance of the additional shares of common stock would not affect the rights of the holders of the currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding.

      We believe that the increase in the number of authorized shares of common stock is in the best interests of Evergreen and its stockholders.

      The affirmative vote of a majority of the outstanding shares of our Common Stock voting as a separate class and a majority of the outstanding shares of our Common Stock and Preferred Stock voting together as a single class is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS APPROVED THE MATTERS INCLUDED IN PROPOSAL TWO. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL TWO.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and holders of more than 10% of our Common Stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2003, we believe that all Reporting Persons complied with Section 16(a) filing requirements during the year ended December 31, 2003, with the following exceptions: (i) each of Messrs. Charron and Deutch and Micro-Generation Technology Fund, LLC filed a late Form 3 on May 27, 2003 reporting the initial statement of beneficial ownership, (ii) each of Messrs. Charron, Deutch and McDermott and Drs. Shaw, Sommers and Williams filed two late Form 4s, one on May 20, 2003 reporting one transaction (except in the case of Dr. Shaw, who reported four transactions) and one on August 26, 2003 reporting one transaction and (iii) each of Dr. D’Agostino and Mr. Woodward filed one late Form 4 on May 15, 2003 and August 26, 2003, respectively, reporting one transaction.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for the fiscal year ended December 31, 2004 must be received by our Secretary no later than January      , 2005 at our principal executive offices in order to be included in our proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

      Our by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our next annual meeting must be received by our Secretary at our principal executive offices not later than January      , 2005 and not earlier than December      , 2004 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action.

INDEPENDENT PUBLIC ACCOUNTANTS

      The board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent accountants for the 2004 fiscal year. PricewaterhouseCoopers LLP has served as our independent accountants since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

      The Audit Committee meets regularly with PricewaterhouseCoopers LLP throughout the year and reviews both audit and non-audit services performed by PricewaterhouseCoopers LLP as well as fees charged by PricewaterhouseCoopers LLP for such services. In engaging PricewaterhouseCoopers LLP for the services described above, the Audit Committee has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP’s independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC.

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP to Evergreen Solar for professional services relating to the audit of our annual financial statements for 2003 and the review of the financial statements included in our quarterly reports for 2003 were approximately $109,600. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services relating to the audit of our annual financial statements for 2002 and the review of the financial statements included in our quarterly reports for 2002 were approximately $92,750.

      Audit-Related Fees. There were no fees billed by PricewaterhouseCoopers LLP to Evergreen Solar for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements relating to fiscal years 2003 and 2002 and are not reported under “Audit Fees”.

      Tax Fees. The aggregate fees billed by PricewaterhouseCoopers LLP to Evergreen Solar for professional services for tax compliance, tax advice and tax return preparation relating to our fiscal year 2003 and 2002 were approximately $20,000 and $18,000, respectively.

      All Other Fees. There were no other fees billed by PricewaterhouseCoopers LLP to Evergreen Solar for services other than the services reported under “Audit Fees,” “Audit Related Fees,” and “Tax Fees.”

      Pre-approval Policies and Procedures. The chairman of the Audit Committee is appointed to provide initial approval for further services proposed by PricewaterhouseCoopers LLP up to $50,000, subject to the approval from the other Committee members. Such an appointment allows PricewaterhouseCoopers LLP to commence an engagement without being held up due to scheduling. The audit committee at the next scheduled meeting would make full approval of further services. There were no services performed by PricewaterhouseCoopers LLP that were approved under the Company’s pre-approval policy relating to fiscal years 2003 and 2002.

EXPENSES AND SOLICITATION

      All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Solicitation by officers and employees of Evergreen may be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

Appendix A

EVERGREEN SOLAR, INC.

AUDIT COMMITTEE CHARTER

      This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of Evergreen Solar, Inc. (the “Corporation”). While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Certificate of Incorporation and By-Laws, it is not intended to establish any legally binding obligations.

A.     Purpose and Scope

      The Corporation’s management team is responsible for designing and implementing the Corporation’s accounting and financial reporting systems. Management is responsible for preparing the financial statements of the Corporation, including ensuring the completeness, accuracy and conformity to generally accepted accounting principles of the financial statements, and for planning the annual audit of such financial statements.

      The Corporation’s independent public accountants are responsible for auditing the Corporation’s annual financial statements.

      The primary function of the Audit Committee (the “Committee”) of the Board of Directors of the Corporation is to oversee the accounting and financial reporting systems established by the Corporation’s management, to oversee the audits of the financial statements of the Corporation conducted by the Corporation’s independent public accountants and to exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation’s independent public accountants, (b) overseeing the work performed by any independent public accountants, including conduct of the annual audit and engagement for any other services, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (the “SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) distributing relevant funding provided by the Corporation.

B.     Composition and Meetings

      The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, each of whom shall (i) meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, (ii) not have participated in the preparation of the financial statements of the Corporation at any time during the past three years, and (iii) be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      All members of the Committee shall be “financially literate,” which is defined as having a basic understanding of finance and accounting and having the ability to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

      To the extent permitted by the Regulatory Bodies, the Board may appoint one member (other than the Chairman of the Committee) who does not meet the independence requirements set forth above and who is not a current officer or employee of the Corporation or a family member of an officer or employee of the Corporation if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders and the member meets all other requirements. The Board shall disclose in the next proxy statement after such determination (or, if the Corporation does not file a proxy, in its Form 10-K) the nature of the relationship and the reasons for the determination.

      The Committee shall ensure that all necessary and proper disclosures shall be made in all applicable filings with the SEC as to composition of the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Independence and financial ability is to be determined by the Board of Directors in its business judgment.

      The members of the Committee shall be elected by the Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee, at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

      The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the independent auditor in separate executive sessions or provide the opportunity for full and frank discussion without members of senior management present.

      The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

C.     Responsibilities and Duties

      To fulfill its responsibilities and duties the Committee shall:

     Document Review

      1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

      2. Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Corporation’s annual report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

      3. Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

      4. Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms.

      5. Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm and adopt and implement policies for such pre-approval.

      6. Determine funding necessary for compensation of any independent accounting firms and notify the Corporation of anticipated funding needs of the Committee.

      7. Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

      8. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

      9. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

      10. Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant.

Financial Reporting Processes

      11. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal control over financial reporting.

      12. Based on the Corporation’s chief executive officer and chief financial officer’s evaluation of internal control over financing reporting, prior to the filing of the Form 10-K or a Form 10-Q, (no earlier than 10 days prior to the date of filing of the Form 10-K or Form 10-Q) disclose (a) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosure indicates the finding of any significant deficiencies in internal control over financial reporting or fraud.

      13. Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality of management’s accounting policies.

Compliance

      14. Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

      15. Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

      16. Establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

      17. Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

      18. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

      19. Instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

      While the Committee has the responsibilities and powers set forth in this Charter, the Committee is not responsible for planning or conducting audits, establishing the Corporation’s accounting and financial reporting systems or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Appendix B

EVERGREEN SOLAR, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

A.     Purpose

      The primary function of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Evergreen Solar, Inc. (the “Company”) in fulfilling its responsibilities by: (i) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election at the next annual meeting of shareholders, (ii) adopting a corporate code of ethics and conduct applicable to all directors, officers and employees (a “Code of Business Conduct”), (iii) monitoring compliance with and periodically reviewing the Code of Business Conduct and (iv) reviewing and approving all related party transactions.

B.     Goals and Responsibilities

      To fulfill its responsibilities and duties the Committee shall:

Board Composition and Nominations.

      1. Evaluate the current composition and organization of the Board and its committees in light of requirements established by the Securities and Exchange Commission, the Nasdaq Stock Market Inc., any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”) or any other applicable statute, rule or regulation which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

      2. Review the composition and size of the Board in order to ensure that the Board is comprised of members possessing the proper expertise, skills, attributes and personal and professional background for service as a director of the Company, as determined by the Committee.

      3. Recommend to the Board for selection nominees for election as directors of the Company in accordance with the criteria set forth in the Company’s Policy Governing Director Nominations and Security Holder — Board Communications as adopted by this Committee.

      4. Recommend to the Board for selection Board members for assignment to serve on committees of the Board.

      5. Evaluate the performance of current Board members proposed for reelection and approve those members of the Board standing for reelection that the Committee determines are appropriate. However, if the Company is legally obligated by contract or otherwise to provide third parties with the ability to nominate directors (for example, the rights of preferred stockholders, rights under shareholder agreements or other agreements), the selection and nomination of such directors shall not be subject to the criteria above.

      6. Review and recommend to the Board an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board and review the qualifications for service on the Board of any potential additional or replacement members of the Board.

Establishment and Review of Corporate Governance Policies.

      7. Develop and adopt a Code of Business Conduct for Company employees, directors and officers.

      8. The Code of Business Conduct at a minimum shall (i) comply with any requirements established by any Regulatory Body or any other applicable statute, rule or regulation that the Committee deems relevant, (ii) address conflicts of interest, full and fair disclosure and compliance with laws, (iii) encourage the reporting of any illegal or unethical behavior and expressly prohibit retaliation of any kind for any such reports or complaints, (iv) provide clear and objective standards for compliance with the Code of Business Conduct and a fair process by which to determine violations thereof, and (v) contain an enforcement mechanism. Once formulated, the Committee shall recommend the adoption of such Code of Business Conduct to the Board.

      9. Review and assess the adequacy of the Code of Business Conduct periodically, but at least annually. The Committee shall recommend any amendments to the Code of Business Conduct to the Board for approval.

      10. Collaborate with the Company’s officers and legal counsel to disclose publicly any amendments to the Code of Business Conduct required to be disclosed by any Regulatory Body.

      11. Collaborate with the Company’s officers and legal counsel to develop a means by which allegations of violations of or non-compliance with the Code of Business Conduct can be reported to the Committee in a confidential manner.

      12. Review and, if appropriate, approve all related party transactions for potential conflict of interest situations on an ongoing basis.

      13. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any modifications to this Charter, if and when appropriate, to the Board for its approval.

      14. Review and assess the adequacy of the Company’s certificate of incorporation and by-laws and the charters of any committee of the Board (the “Governing Documents”) periodically and recommend to the Board any necessary modifications to the Governing Documents.

      15. To the extent required by any Regulatory Body or otherwise deemed advisable by the Committee, develop, implement, review and monitor an orientation and education program for members of the Board.

Oversight of the Evaluation of the Board and Management.

      16. Evaluate and determine an appropriate response to credible evidence indicating violation(s) of or non-compliance with the Code of Business Conduct or the Governing Documents after consulting with legal counsel, including reporting any violation of law to any appropriate Regulatory Body.

      17. Determine criteria for evaluating any and all requests for waivers of the Code of Business Conduct, evaluate any such requests submitted by directors or executive officers, make a recommendation to the Board whether to grant any requests for waivers submitted by directors or executive officers and establish a process for prompt public disclosure upon the grant of any such waivers for directors or executive officers as may be required by any Regulatory Body.

      18. Review and recommend to the Board an appropriate course of action upon the resignation of any executive officer and review the qualifications for service of any potential new executive officers.

      19. At the request of the Board, conduct a performance evaluation of the Board to determine whether it and its committees are functioning effectively.

Shareholder Proposals.

      20. Review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

General.

      21. To the extent deemed appropriate by the Committee, engage outside counsel, service providers and/or independent consultants at the Company’s expense to review, or assist with, any matter for which it is responsible and approve the terms of engagement and fees of any outside counsel and/or independent consultants and terminate any such engagement if necessary.

      22. Take such other actions regarding the Company’s corporate governance that the Committee shall reasonably deem to be appropriate and in the best interests of the Company and its shareholders or as shall otherwise be required by any Regulatory Body.

C.     Annual Performance Evaluation of the Committee

      The Committee shall conduct a self-evaluation at least annually to determine whether it is functioning effectively, and the Committee shall provide the results of such evaluation to the Board for discussion. The assessment may include an evaluation of the Committee’s contribution as a whole and a review of any specific areas in which the Committee believes it can make a better contribution to the governance of the Company. The purpose of any review should be to improve the performance of the unit and not to target the performance of any individual Committee member.

D.     Committee Composition and Procedures

Independence Requirements.

      1. Each Committee member shall meet any applicable independence requirements promulgated by any Regulatory Body.

Number of Members.

      2. The Committee shall be comprised of a minimum of three members of the Board; provided, however, that if fewer than three directors who meet the applicable independence requirements promulgated by any Regulatory Body sit on the Board, the Committee shall be comprised of such lesser number as the Board from time to time may designate.

Committee Member Appointment and Removal.

      3. Members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless the Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Committee Structure and Operations.

      4. The Committee may delegate its authority to subcommittees as it deems appropriate.

Meetings of the Committee; Quorum.

      5. The Committee shall meet as necessary, but at least annually, to enable it to fulfill its goals and responsibilities as set forth herein. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the action of a majority of those present, after determining a quorum, shall be the act of the Committee.

Committee Reporting to the Board.

      6. The Committee shall report its findings to the Board and shall keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Company.

Appendix C

FORM OF CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EVERGREEN SOLAR, INC.

      Evergreen Solar, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, at a meeting of the Board of Directors on April 21, 2004, in accordance with the provisions of Section 141(b) of the General Corporation Law of the State of Delaware, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That a proposed amendment to the Certificate of Incorporation of the Corporation, as amended (the “Amendment”), effecting a change in the first paragraph of Article FOURTH thereof, so that said first paragraph of Article FOURTH shall read in its entirety as set forth below, is hereby approved, and is recommended to the stockholders of the Corporation (the “Stockholders”) for approval as being advisable and in the best interests of the Corporation:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 127,227,668 shares, consisting of (i) 100,000,000 shares of Common Stock, with a par value of $.01 per share (the “Common Stock”) and (ii) 27,227,668 shares of Preferred Stock, with a par value of $.01 per share (the “Preferred Stock”), of which 26,227,668 shares shall be designated Series A Convertible Preferred Stock.”

SECOND: That the stockholders of the Corporation duly approved such resolution at the annual meeting of stockholders held on June 15, 2004 by affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter in accordance with the provisions of Section 216 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware

[Remainder of Page Intentionally Left Blank]

C-1

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its President this 15th day of June, 2004.

EVERGREEN SOLAR, INC.

By:

Richard M. Feldt
Chief Executive Officer and President

ATTEST:

Richard G. Chleboski, Secretary

C-2

Evergreen Solar, Inc.
Proxy for Annual Meeting of Stockholders

June 15, 2004

SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard M. Feldt and Richard G. Chleboski, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Evergreen Solar, Inc. (the “Company”) which the undersigned is entitled to vote at the annual meeting of Stockholders of Evergreen Solar, Inc. to be held on Tuesday, June 15, 2004, at 11:00 a.m. Eastern time, at the Royal Plaza Hotel & Trade Center, 181 Post Road West, Marlboro, MA 01752, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May _, 2004, a copy of which has been received by the undersigned.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☑ Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

The Board of Directors recommends a vote “FOR” the listed nominees.

1.	To elect three members to the board of directors to serve for three-year terms as Class I Directors:

NOMINEES:	Dr. William P. Sommers	☐ FOR ☐ WITHHOLD
	Luc Charron	☐ FOR ☐ WITHHOLD
	Richard M. Feldt	☐ FOR ☐ WITHHOLD

The Board of Directors recommends a vote “FOR” the following proposal.

2.	To increase the total number of authorized shares of Common Stock of the Company from 70,000,000 to 100,000,000 and to increase the total number of authorized shares of the Company’s capital stock from 97,227,668 to 127,227,668.

     ☐ FOR      ☐ WITHHOLD

3.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

     Signature of Stockholder

Date:                                                    , 2004

     Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting. ☐ YES ☐ NO